                                  Exhibit 21

                        Subsidiaries of the Registrant




Parent
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Heritage Bancorp, Inc.

                                       Percentage             Jurisdiction or
Subsidiaries (a)                      of Ownership        State of Incorporation
----------------                      ------------        ----------------------

Heritage Federal Savings & (1)            100%                United States
  Loan Association


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(1)  Upon consummation of the Conversion, Heritage Federal Savings & Loan
     Association will become a wholly-owned subsidiary of the Registrant.